UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT
(Amendment No. 1)

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2007

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian District, Shenzhen, China, 100020

(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 2, 2007, China Security & Surveillance Technology, Inc. (the “Company”) completed an agreement to acquire 100% of the equity of Chain Star Investments Limited which is the holding company of Shenzhen Hong Tian Zhi Electronics Co., Ltd. (the “Acquisition”). Effective on April 2, 2007, the Company assumed the risks of ownership and began managing the acquired company and its subsidiaries. As of the date of this report, the Company has paid off the cash consideration for the Acquisition. On April 2, 2007, the Company filed a Current Report on Form 8-K (the “Current Report”) to report the Acquisition. The purpose of this Amendment No. 1 to the Current Report is to file the financial statements and pro forma information required by Item 9.01 of Form 8-K.

The Company hereby amends and restates Item 9.01 of the Current Report to read in its entirety as follows:

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

Reference is made to the following financial statements attached hereto as Exhibit 99.1:

Shenzhen Hong Tian Zhi Electronics Co., Ltd.

(i)	Consolidated balance sheet as of December 31, 2006;

(ii)	Consolidated statement of income and comprehensive income for the year ended December 31, 2006;

(iii)	Consolidated statement of changes in shareholders' equity for the year ended December 31, 2006; and

(iv)	Consolidated statement of cash flows for the year ended December 31, 2006.

(b) Pro-forma Financial Information.

Reference is made to the following financial information attached hereto as Exhibit 99.1:

(i)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006; and

(ii)	Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2006.

(c) Exhibits

Exhibit 99.1
Consolidated balance sheet as of December 31, 2006; Consolidated statement of income and comprehensive income for the year ended December 31, 2006; Consolidated statement of changes in shareholders' equity for the year ended December 31, 2006; Consolidated statement of cash flows for the year ended December 31, 2006 for Shenzhen Hong Tian Zhi Electronics Co., Ltd. ; Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2006; and Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: May 15, 2007

/s/ Guoshen Tu
Chief Executive Officer